SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

Date of Report (date of earliest event reported)
December 3, 2004

VASTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31589	54-1616513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
(Address of principal executive offices)

(703) 661-9006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.                                    Entry into a Material Definitive Agreement.

(a)  On December 3, 2004 Vastera, Inc. (“Vastera” or the “Company”) amended and restated the Employment Agreement of Timothy A. Davenport, President and Chief Executive Officer, to change the Severance Amount (as defined in the Employment Agreement) payable to Mr. Davenport from six months’ of his base salary to $950,000.

On December 3, 2004 Vastera amended and restated the Severance Agreement of Maria Henry, Chief Financial Officer, to change the Severance Amount (as defined in the Severance Agreement) payable to Ms. Henry from six months’ of her base salary to $750,000.

On December 3, 2004 Vastera entered into Retention Agreements with Mr. Brian D. Henderson, Chief Counsel, Mr. Robert H. Skinner, Vice President, Global Sales, Professional Services & Marketing, and Mr. Kevin M. Boyce, Vice President, Finance, Corporate Controller.  Under the terms of the retention agreements, Mr. Henderson, Mr. Skinner, and Mr. Boyce will receive retention payments of $125,000, $75,000, and $175,000, respectively, on September 15, 2005 if they remain employed by the Company through September 1, 2005.

The Company amended and restated the Employment Agreement and Severance Agreement of Mr. Davenport and Ms. Henry and entered into Retention Agreements with Mr. Henderson, Mr. Skinner, and Mr. Boyce as a means of providing a greater incentive to each of these individuals to remain employed by the Company for a period of time sufficient to enable the Company to execute upon its long-range business plans

ITEM 9.01.                                    Financial Statements and Exhibits.

(c)           Exhibits.

10.1                           Amended and Restated Employment Agreement of Timothy A. Davenport.

10.2         Amended and Restated Severance Agreement of Maria Henry.

10.3                           Retention Letter Agreement with Brian D. Henderson.

10.4         Retention Letter Agreement with Robert H. Skinner.

10.5         Retention Letter Agreement with Kevin M. Boyce.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2004
VASTERA, INC.

	By:	/s/ Timothy A. Davenport
Timothy A. Davenport
President and Chief Executive Officer

Exhibit Index

Exhibit Index	Description
10.1	Amended and Restated Employment Agreement of Timothy A. Davenport.

10.2	Amended and Restated Severance Agreement of Maria Henry.

10.3	Retention Letter Agreement with Brian D. Henderson.

10.4	Retention Letter Agreement with Robert H. Skinner.

10.5	Retention Letter Agreement with Kevin M. Boyce.